Exhibit 16.1

May 12, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Applied Materials, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K as part of the Company’s Form 8-K report dated May 12, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

By	/s/ Mohler, Nixon & Williams
MOHLER, NIXON & WILLIAMS
Accountancy Corporation

BAM:lmm

Enclosures